Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Citadel EFT, Inc. on Form S-8 of our report dated December 15, 2011.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

September 14, 2012